                                                                     EXHIBIT 1.1


                   COMMUNICATION SYSTEMS INTERNATIONAL, INC.
                          _________________ Shares/1/

                                 Common Stock

                            UNDERWRITING AGREEMENT


                                June ___, 1998



CRUTTENDEN ROTH INCORPORATED

JOHN G. KINNARD AND COMPANY, INCORPORATED
KAUFMAN BROS., L.P.

As Representatives of the Several Underwriters
18301 Von Karman, Suite 100
Irvine,  California  92715

Dear Sirs:

     Communication Systems International, Inc., a Colorado corporation (the "Company"), and certain shareholders of the Company (the "Selling Shareholders") hereby confirm their agreement with the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom you have been duly authorized to act as representatives (in such capacity, the "Representatives"), as set forth below. If you are the only Underwriters, all references herein to the Representatives shall be deemed to be to the Underwriters.

     1.  SECURITIES.  Subject to the terms and conditions herein contained, the
         ----------
Company proposes to sell an aggregate of _____ shares and the Selling Shareholders propose to sell an aggregate of _____ shares to the several Underwriters (the "Firm Securities") of the Company's Common Stock, no par value per share (the "Common Stock"). The Company also proposes to sell to the several Underwriters not more than __________ additional shares of Common Stock (15% of the Firm Securities to be sold by the Company) if requested by the Representatives as provided in Section 4 of this Agreement. Any and all shares of Common Stock to be purchased by the Underwriters pursuant to such option are referred to herein as the "Option Securities." The Firm Securities and any Option Securities are collectively referred to herein as the "Securities."

     2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ---------------------------------------------

         (a) The Company represents and warrants to, and agrees with, each of the several Underwriters that:

               (i) a registration statement on Form S-1 (File No. 333-47045) with respect to the Securities, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to

____________________
     /1/Plus an option to purchase up to           additional shares to cover
over-allotments, if any.

          such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and as have been provided to and approved by the Representatives prior to the execution of this Agreement, or
          (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means the registration statement initially filed relating to the Securities, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means: the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement.

               (ii) The Commission has not issued or, to the best knowledge of the Company, threatened or contemplated any order preventing or suspending the use of any Preliminary Prospectus; no stop order suspending the sale of the Securities in any jurisdiction has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or contemplated, and any request of the Commission for additional information (to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus or otherwise) has been complied with. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph
          (ii) do not apply to statements or omissions made in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in

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

          reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

               (iii) The Company and International Telephone Company, which will be a subsidiary of the Company at the Closing Date (the "subsidiary") have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company and its subsidiary, taken as a whole (a "Material Adverse Effect").

               (iv) The Company and its subsidiary have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); the Company has full power (corporate and other) and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it; and the Company has full power (corporate and other) and authority to execute and deliver the warrants to purchase Common Stock to be issued and sold to the Representatives under the terms of the Warrant Agreement (as hereinafter defined) in accordance with Section 6(n) hereto (the "Representatives' Warrants").

               (v) The issued shares of capital stock of the Company's subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than the pledge thereof to secure the Mandatory Redeemable Convertible Promissory Notes issued in December 1997 (the "Bridge Notes"). The Common Stock issuable pursuant to the Representatives' Warrants, when issued in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable. The Representatives' Warrants and the shares of Common Stock issuable thereunder were not and will not be issued in violation of any preemptive rights of any security holder of the Company. The Company has reserved a sufficient number of shares of Common Stock for issuance pursuant to the Representatives' Warrants. The holders of the Common Stock issuable pursuant to the Representatives' Warrants will not be subject to personal liability solely by reason of being such holders. The issuance and sale of the Common Stock pursuant to the Representatives' Warrants will be made in conformity with the applicable registration requirements or exemptions therefrom under federal and applicable state securities law.

               (vi) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Firm Securities and the Option Securities have been duly authorized and at the

          Firm Closing Date or the related Option Closing Date (as the case may be), after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. At the Firm Closing Date or the Option Closing Date, no holders of outstanding shares of capital stock of the Company will be entitled as such to any preemptive or other rights to subscribe for any of the Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

               (vii) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and this Agreement, the Warrant Agreement and the Representatives' Warrants conform in all material respects to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (viii) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding (A) securities or obligations of the Company or its subsidiary convertible into or exchangeable for any capital stock of the Company or its subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or its subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or its subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

               (ix) The financial statements and schedules of the Company and its subsidiary included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present in all material respects the financial position of the Company and its subsidiary and the results of operations and cash flows as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "Summary Financial Information" and "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, in accordance with GAAP, as applicable, on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein. No other financial statements or schedules are required to be included in the Registration Statement.

               (x) Stockman Kast Ryan & Scruggs, P.C., which has audited the financial statements of the Company, and Richard A. Eisner & Company, LLP, which has audited the financial statements of the subsidiary and delivered their reports with respect to the audited financial statements included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

               (xi) The execution and delivery of this Agreement, the Warrant Agreement and the Representatives' Warrants have been duly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, as of the Closing Date, the Warrant Agreement and the Representatives' Warrants will have been duly executed and delivered by the Company and this Agreement is, and the Warrant Agreement and the Representatives' Warrants when executed and delivered by the Company on the Closing Date, and in the case of the Representatives' Warrants, paid for by the Representatives, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to rights and remedies of creditors or by general equitable principles. The information in the Registration Statement and the Prospectus insofar as it relates to the Representatives' Warrants, in each case as of the date on which the Registration Statement is declared effective by the Commission, the Closing Date and any Option Closing Date, is true, correct and complete in all material respects.

               (xii) No legal or governmental proceedings are pending to which the Company or its subsidiary is a party or to which the property of the Company or its subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and, to the Company's knowledge, no such proceedings have been threatened against the Company or its subsidiary or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or filed as required.

               (xiii) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement and of the Representatives' Warrants to the Representatives by the Company pursuant to the Warrant Agreement; the execution and delivery of this Agreement, the Warrant Agreement and the Representatives' Warrants by the Company; the compliance by the Company with the provisions of this Agreement, the Warrant Agreement and the Representatives' Warrants; and the consummation of all transactions contemplated therein do not
          (A) require the consent, approval, authorization, registration or qualification of or with any court, government or governmental authority, domestic or foreign, except such as have been obtained, such as may be required under state securities or blue sky laws, such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and, if the Registration Statement filed with respect to the Securities (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary or any of their respective properties are bound, or the charter documents or by-laws of the Company or its subsidiary, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or its subsidiary, which would have a Material Adverse Effect.

               (xiv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor its subsidiary has sustained any loss or interference with their respective businesses or properties having or resulting in a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any event, circumstance, or development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xv) The Company and its subsidiary have not, directly or indirectly (except for the sale of Securities under this Agreement),
          (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

               (xvi) (a) The Company and its subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to possess any such item would not have a Material Adverse Effect, and (b) neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xvii) The Company is not an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and this transaction will not cause the Company to become an investment company subject to registration under the 1940 Act.

               (xviii) The Company and its subsidiary have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xix) Except for the shares of capital stock of the subsidiary owned by the Company, and except with respect to the merger pending with GlobalTel Resources, Inc. ("GlobalTel") neither the Company nor its subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

               (xx) The books, records and accounts of the Company and its subsidiary accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and its subsidiary, respectively. The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxi) Except as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no default exists and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any contract, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary or any of their respective properties is bound or may be affected, in any respect that would have a Material Adverse Effect. The agreements to which the Company or its subsidiary is a party described in the Registration Statement are valid agreements, enforceable by the Company or its subsidiary, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements.

               (xxii) The Company and the subsidiary have not distributed and, prior to the later of (A) the Firm Closing Date or any Option Closing Date and (B) the completion of the distribution of the Securities, will not distribute any written offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

               (xxiii) The Company and its subsidiary have good and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except for those relating to debts of the Company or its subsidiary described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and those that do not interfere with the use made or proposed to be made of such property by the Company or its subsidiary, and any real property and buildings held under lease by the Company or its subsidiary are held under valid, subsisting and enforceable leases (except as enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to rights and remedies of creditors or by general equitable principles), with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiary, in each case except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Company and its subsidiary own or lease all such properties as are necessary to their respective operations as now conducted and as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xxiv) No labor dispute with the employees of the Company or its subsidiary exists or to the Company's knowledge, is threatened or imminent that could result in a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and the Company is not aware of an existing, imminent or threatened labor disturbance by the employees of any principal suppliers, manufacturers, contractors or others that could result in a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xxv) The Company and its subsidiary own or possess all material trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor its subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of unfavorable decisions, rulings or findings, would have a Material Adverse Effect, except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The description of the Company's agreements with its independent sales agents and carriers and resellers, and the agreements relating to its strategic relationships, contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are true and complete in all material respects. All such agreements are valid, binding and in full force and effect and neither the Company nor its subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such agreements.

               (xxvi) The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the

          Company nor its subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xxvii) The Common Stock will be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on the date hereof and is traded on the OTC Bulletin Board and, upon notice of issuance, the Securities will be traded on the Nasdaq SmallCap Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the OTC Bulletin Board or that could in the future cause the Common Stock to be delisted from the Nasdaq SmallCap Market, nor has the Company received any notification that the Commission or The Nasdaq Stock Market, Inc. is contemplating terminating such registration or listing.

               (xxviii) Neither the Company nor the subsidiary has at any time during the last five (5) years (A) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

               (xxix) Any pro forma financial or other information and related notes included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply (or, if the Prospectus has not been filed with the Commission, as to the Prospectus, will comply) in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and present fairly in all material respects the pro forma information shown, as of the dates and for the periods covered by such pro forma information. Such pro forma information, including any related notes and schedules, has been prepared on a basis consistent with the historical financial statements and other historical information, as applicable, included in the Registration Statement, the Preliminary Prospectus and the Prospectus, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis to give effect to historical and, if applicable, proposed transactions described in the Registration Statement, each Preliminary Prospectus and the Prospectus.

               (xxx) Except as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding loans, advances or guaranties of indebtedness by the Company or its subsidiary to or for the benefit of any of (i) its "affiliates," as such term is defined in the Act and the rules and regulations thereof or (ii) any of the members of the families of any of them.

               (xxxi) The Company and its subsidiary have no liability, absolute or contingent, relating to: (A) public health or safety; (B) worker health or safety; (C) product defect or warranty (except, as to product defect or warranty, as is disclosed in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus)); or (D) pollution, damage to or protection of the environment, including, without limitation, relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, further without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of any hazardous materials, except any such liability that would not result in a material adverse effect.
          The Company is not aware of the date hereof of the existence of any such liability, absolute or contingent, of the type discussed above. As used herein, "hazardous material" includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.

               (xxxii) Neither the Company nor its subsidiary is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Representatives pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter, as to the matters covered thereby.

          (c) The Representatives shall receive, at the Firm Closing Date and any Option Closing Date, representations and warranties of GlobalTel which shall be identical in form and substance to the representations and warranties of the Company set forth in Section 2(a) above. Such representations and warranties shall be set forth in a certificate by the executive officers of GlobalTel and delivered to the Representatives or to counsel for the Representatives.


     3.   REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.  Each
          ----------------------------------------------------------
     Selling Shareholder severally represents and warrants to, and agrees with, the Company and the Underwriters that:

          (a) Such Selling Shareholder has, and at the Closing Date will have, valid marketable title to the Firm Securities proposed to be sold by such Selling Shareholder hereunder on such date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Firm Securities hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Firm Securities hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

          (b) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act (as hereinafter defined) or otherwise, in stabilization or manipulation of the price of the Firm Securities, the Option Securities or other shares of Common Stock to facilitate the sale or resale of the Firm Securities or other shares of Common Stock.

          (c) Such Selling Shareholder has executed and delivered a Selling Shareholders' Power of Attorney ("Power of Attorney") between the Selling Shareholder and Parcel, Mauro & Spaanstra, P.C. (the "Agent"), naming the Agent as such Selling Shareholder's attorney-in-fact and, by the execution by any Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as Attorney-in-Fact by each Selling Shareholder pursuant to the Power of Attorney for the purpose of entering into and carrying out this Agreement, and the Power of Attorney has been duly executed by such Selling Shareholder and a copy thereof has been delivered to you.

          (d) Such Selling Shareholder has deposited in custody with the custodian, pursuant to a Letter of Transmittal and Custody Agreement ("Custody Agreement") with Parcel, Mauro & Spaanstra, P.C. (the "Custodian"), certificates in negotiable form for the Firm Securities to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Firm Securities to be sold by such Selling Shareholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Shareholders, that the arrangements made for such deposit are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated except as provided in this Agreement or in the Custody Agreement by any act of such Selling Shareholder, by operation of law, whether, in the case of an individual Selling Shareholder, by the death or incapacity of such Selling Shareholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal existence of such entity, or by the occurrence of any other event. If any individual Selling Shareholder, trustee or executor should die or become incapacitated, if any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Firm Securities to be sold by such Selling Shareholder hereunder, the documents evidencing such Firm Securities then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and of the Custody Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been duly authorized by such Selling Shareholder to execute and deliver this Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Firm Securities to be sold by such Selling Shareholder against delivery thereof and otherwise act on behalf of such Selling Shareholder.

          (e) Each Preliminary Prospectus, insofar as it has related to such Selling Shareholder and, to the knowledge of such Selling Shareholder in all other respects, as of its date, has conformed in all material respects with the requirements of the Act and, as of this date, has not included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became effective, and at all times subsequent thereto, up to the Closing Date, (1) such parts of the Registration Statement and the Prospectus and any amendments or supplements thereto as relate to such Selling Shareholder, and the Registration Statement and the Prospectus and any amendments or supplements thereto, to the knowledge of such Selling Shareholder, in all other respects, will contain all statements that are required to be stated therein in accordance with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and (2) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Shareholder, and, to the knowledge of such Selling Shareholder in all other respects, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) Such Selling Shareholder will not sell, contract to sell or otherwise dispose of any Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of the Company and the Representative.

          (g) Except as disclosed in the Prospectus, such Selling Shareholder is not a party to any formal or informal voting agreements, understandings or arrangements with respect to the voting of the Common Stock.

     4.   PURCHASE, SALE AND DELIVERY OF THE SECURITIES.
          ---------------------------------------------

          (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, (i) the Company and the Selling Shareholders agree to sell
                    Firm Securities, (ii) each of the Underwriters agrees to purchase from the Company and the Selling Shareholders at a purchase price of [$ ] per share, an aggregate number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto. One or more certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder from the Company and the Selling Shareholders, in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the aggregate purchase price therefor by wire transfer in same day funds (the "Wired Funds") to the account of the Company. Such delivery of and payment for the Firm Securities shall be made at the offices of Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715, at 6:30 a.m., Pacific time, on June _____, 1998, or at such other place, time or date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 10 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Representatives at the offices of the Company's transfer agent or registrar at least 24 hours prior to the Firm Closing Date or, if available, will coordinate the transfer of the Firm Securities to the Underwriters through the book-entry facilities of the Depository Trust Company.

          (b) For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, on the basis of the covenants and agreements of the Underwriters contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the several Underwriters an option to purchase the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this Section 4. The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within 45 days after the date of the Prospectus (or, if such 45th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq SmallCap Market is open). The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Representatives may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed within 24 hours in writing) to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representatives but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 10 hereof, is herein called the "Option Closing Date" with respect to such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representatives in such manner as it deems advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 4, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph 4(b), to refer to such Option Securities and Option Closing Date, respectively.

          (c) It is understood that you, individually and not as the Representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

          (d) The Company hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any Securities does not constitute closing of a purchase and sale of the Securities. Only execution and delivery of a receipt (by facsimile or otherwise) for the Securities by the Underwriters indicates completion of the closing of a purchase of the Securities from the Company. Furthermore, in the event that the Underwriters wire funds to the Company prior to the completion of the closing of a purchase of Securities, the Company hereby acknowledges that until the Underwriters execute and deliver a receipt for the Securities, by facsimile or otherwise, the Company will not be entitled to the wired funds and shall return the wired funds received by it to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Securities is not completed and the wired funds are not returned by the Company to the Underwriters on the same day the wired funds were received by the Company, the Company agrees to pay to the Underwriters in respect of each day the wired funds are not returned by it, in same-day funds, interest at the Prime Rate (as defined in Section 9(a)) on the date hereof on the amount of such wire funds received by them.

          (e) At the Firm Closing Date and any Option Closing Date, the Company shall pay to the Representatives a non-accountable expense allowance equal to 2 1/2% of the gross proceeds from the sale of the Securities.

     5.   OFFERING BY THE UNDERWRITERS.  Upon your authorization of the release
          ----------------------------
of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms set forth in the Prospectus.

     6.   COVENANTS OF THE COMPANY.  The Company covenants and agrees with each
          ------------------------
of the Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule
     424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus or the amendment referred to in the second sentence of Section 2(a)(i) hereof, any amendment or supplement to such Prospectus, or any amendment to the Registration Statement of which the Representatives shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representatives or counsel for the Representatives, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be deemed necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible.

     The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide to the Representatives copies of each such filing.

          (b) The Company will advise the Representatives, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose, or (iv) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          (c) The Company will arrange for the qualification of the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction. If, after the public offering of the Securities by the Underwriters and during such period, the Underwriters propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, the Representatives will advise the Company in writing of the proposed variation and if, in the opinion either of counsel for the Company or counsel for the Representatives, such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Securities may be sold by the Underwriters to use the Prospectus, as from time to time so amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Act and the rules and regulations thereunder for such period.

          (d) If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules or regulations of the Commission thereunder, the Company will promptly notify the Representatives thereof and, subject to
     Section 6(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

          (e) The Company will, without charge, provide (i) to the Representatives and to counsel for the Representatives a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto), (ii) to each other Underwriter, a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request; without limiting the application of clause (iii) of this sentence, the Company shall, as soon as practicable following the determination of the public offering price, deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date.

          (f) The Company, as soon as practicable, will make generally available to its security holders and to the Representatives an earnings statement of the Company and its subsidiary that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (g) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

          (h) The Company will not, directly or indirectly, without the prior written consent of the Representatives on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 12 months after the date hereof, except pursuant to this Agreement, issuances pursuant to warrants and options outstanding prior to the date hereof, stock options granted under the company's stock option plan to officers, employees, directors and consultants and any stock issued on exercise thereof or issuances in connection with an acquisition or business combination transaction. If the Company plans to issue any Common Stock or other securities in connection with an acquisition or a business combination transaction, the Company shall provide the Representatives with 15 days' advance written notice of its intention to so issue such securities including the terms of any such proposed transaction.

          (i) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) for a period of 12 months after the date hereof
     (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company. The Company will not, directly or indirectly, without the prior written consent of the Representatives on behalf of the Underwriters, offer, purchase, offer to purchase, contract to purchase, grant any option to sell or otherwise purchase or acquire (or announce any offer, purchase, offer of purchase, contract to purchase, grant of any option to sell or other purchase or acquisition of) any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 12 months after the date hereof.

          (j) The Company will obtain the lockup agreements described in Section 8(e) hereof prior to the Firm Closing Date.

          (k) The Company will cause the Securities to be duly traded on the Nasdaq SmallCap Market prior to the Firm Closing Date. The Company will use its best efforts to ensure that the Securities continue to be traded on the Nasdaq SmallCap Market following the Firm Closing Date.

          (l) During a period of five years commencing with the date of this Agreement, the Company will promptly furnish to the Representatives and to each Underwriter who may so request in writing copies of (i) all periodic and special reports furnished by it to shareholders of the Company, (ii) all information, documents and reports filed by it with the Commission, or the Nasdaq SmallCap Market, (iii) all press releases and material news items or articles in respect of the Company, its services or affairs released or prepared by the Company (other than promotional and marketing materials disseminated solely to customers and potential customers of the Company in the ordinary course of business) and (iv) any additional information concerning the Company or its business which the Representatives may reasonably request.

          (m) The Company will use its best efforts to maintain insurance of the types and in the amounts which it deems adequate for its business consistent with insurance coverage maintained by companies of similar size and engaged in similar businesses including, but not limited to, general liability insurance covering products sold or distributed by the Company, all real and personal property owned or leased by the Company and its subsidiary, and against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

          (n) On the Closing Date, the Company will sell to the Representatives, at a purchase price of $0.001 per warrant, warrants to purchase shares of Common Stock (in an amount equal to one warrant for each ten Firm Shares sold). Such Representatives' Warrants will be issued pursuant to the terms of the Warrant Agreement and will have an exercise price equal to [$________], subject to adjustment, will be exercisable during the period beginning on the first anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date and will contain customary anti-dilution and registration rights provisions.

          (o) Comply with all periodic reporting and proxy solicitation requirements which may from time to time be applicable to the Company as a result of the Company's registration under Section 12 of the Exchange Act on a Registration Statement on Form 8-A.

          (p) Refrain from filing a Form S-8 Registration Statement (or successor form of registration statement) in connection with the issuance of the Company's securities to employees, consultants or advisors for services for a period of twenty-four (24) months from the Effective Date of the Registration Statement without the Representatives' prior written consent.

          (q) For a period of two years after the Effective Date the Company will not conduct, and for a period of at least five years following the Effective Date of the Registration Statement will provide the Representatives at least 30 days' prior written notice of, a sale of any securities of the Company in a "Regulation S" transaction, with such notice to specify the type of securities to be offered, the purchase price thereof and the proposed closing date of the Regulation S transaction.

          (r) Inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Firm Securities and the Option Securities by the Representatives if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

     7.   EXPENSES.  The Company will pay all costs and expenses incident to the
          --------
performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Securities and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Company, (vi) the filing fees of the Commission and the NASD relating to the Securities, (vii) any additional listing fees of the Securities on the Nasdaq SmallCap Market, (viii) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors and expenses associated with hosting such meetings, including meeting rooms, meals, facilities and ground transportation expenses, as well as any related expense for roadshow presentations transmitted over the Internet, and (ix) the cost of preparing a total of eight bound volumes of the public offering documents for the Representatives and their counsel. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because this Agreement is terminated pursuant to Section 12 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Representatives upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement. If the sale of the Securities provided for herein is consummated, the Underwriters shall pay all of their own out-of-pocket expenses (including the fees and disbursements of their counsel) and the Company shall have no obligation therefor.

     8.   CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.  The obligations of the
          -------------------------------------------
several Underwriters to purchase and pay for the Firm Securities shall be subject, in the sole discretion of the Representatives, to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their covenants and agreements hereunder and to the following additional conditions:

          (a) If the Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than the earlier of (i) 11:00 A.M., Pacific time, on the date on which the amendment to the Registration Statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the offering price of the Securities has been filed with the Commission, and (ii) such later time and date as shall have been consented to by the Representatives; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) The Representatives shall have received an opinion, dated the Firm Closing Date, of Parcel, Mauro & Spaanstra, P.C., counsel for the Company and the Selling Shareholders, dated the Closing Date (and stating that it may be relied on by Berliner Zisser Walter & Gallegos, P.C., counsel to the Representatives, in rendering their opinion), to the effect that:

               (i) the Company and its subsidiary have been duly organized and are validly existing as corporations in good standing under the laws of the States of Colorado and Delaware, respectively, and are duly qualified to transact business as foreign corporations and are in good standing under the laws of the jurisdictions in which the operations or business conducted require such qualification;

               (ii) the Company and the subsidiary have the corporate power to own or lease their properties and conduct their business as described in the Registration Statement and the Prospectus, and the Company has the corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

               (iii) the issued and outstanding shares of capital stock of the Company's Subsidiary has been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any perfected security interests (other than those disclosed in the Prospectus) and the Prospectus accurately describes, to the extent so described, any material corporation, association, or other entity owned or controlled, or to be owned and controlled, directly or indirectly, by the Company;

               (iv) the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Firm Securities have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities; no holders of securities of the Company are entitled to have such securities registered under the Registration Statement except for those which have been so registered; the statements set forth under the heading "Description of Securities" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions; and the statements set forth under the headings "Risk Factors - Shares Eligible for Future Sale; Rights to Acquire Shares," "Risk Factors - Regulation," "Risk Factors - Risks Associated with International Operations," "Risk Factors - Legal Proceedings," "Risk Factors - Charter and Statutory Provisions," "Business - Services," "Business - Regulation," "Business - Network and Operations," "Management - Stock Option Plan," "Rescission Offer," "Certain Transactions," "Shares Eligible for Future Sale," "Description of Securities" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair and accurate summary of such legal matters, documents and proceedings in all material respects;

               (v) the execution and delivery of this Agreement and the Warrant Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement and the Warrant Agreement have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, are binding agreements of the Company, enforceable in accordance with their terms, except insofar as indemnification provisions may be limited by applicable law and to which counsel need not express any opinion and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (vi) no legal or governmental proceedings are pending to which the Company or the subsidiary is a party or to which the property of the Company or the subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein and, to counsel's knowledge, no such proceedings have been threatened against the Company or its subsidiary or with respect to any of their respective properties; no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

               (vii) to counsel's knowledge, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the

          Prospectus is not in existence, the most recent Preliminary Prospectus), (A) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; and (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, except in each case as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus);

               (viii) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement and of warrants to the Representatives by the Company pursuant to the Warrant Agreement; the compliance by the Company with the other provisions of this Agreement and the Warrant Agreement; and the consummation of the other transactions contemplated in such agreements do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, by the Nasdaq SmallCap Market and NASD, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust, lease or other agreement or instrument known to such counsel to which the Company is a party or by which the Company or any of its properties are bound, or the charter documents or by-laws of the Company or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator having jurisdiction over the Company and no further approval or authorization of the shareholders or the Board of Directors of the Company is required for (Y) the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement or
          (Z) the issuance and sale of the shares of Common Stock issuable upon exercise of the Warrant Agreement;

               (ix) the Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are threatened by the Commission;

               (x) the Registration Statement originally filed with respect to the Securities and each amendment thereto, and the Prospectus (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder;

               (xi) the Company is not, and the transactions contemplated by this Agreement will not cause the Company to become, an investment company subject to registration under the 1940 Act;

               (xii) the specimen stock certificate of the Company filed as an exhibit to the Registration Statement or incorporated by reference from prior filings made under or pursuant to the Act is in due and proper form to evidence shares of Common Stock, has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements applicable under the Colorado Business Corporation Act;

               (xiii) the descriptions in the Registration Statement and the Prospectus of the articles of incorporation and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Act and the applicable rules and regulations (provided that counsel need not express any opinion as to their completeness);

               (xiv) except as described in the Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company;

               (xv) the Company is not currently offering any securities for sale except as described in the Registration Statement;

               (xvi) such counsel has no knowledge of any promoter, affiliate, parent or subsidiaries of the Company except as are described in the Registration Statement;

               (xvii) the Company has no subsidiaries except as disclosed in the Prospectus;

               (xviii) the Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, copyrights, service marks, service names, trade names and licenses necessary to conduct its business (including without limitation, any such licenses or rights described in the Registration Statement as being owned or possessed by the Company or any subsidiary) (all of which are collectively referred to herein as the "Intellectual Property"); there is no actual or pending, or threatened claim, proceeding or action by any person pertaining to or which challenges the exclusive rights of the Company with respect to any of the Company's Intellectual Property;

               (xix) neither the Company nor the subsidiary is a party to any agreement giving rise to any obligation by the Company or the subsidiary to pay any third-party royalties or fees of any kind whatsoever with respect to any technology developed, employed, used or licensed by the Company or the subsidiary, other than is disclosed in the Prospectus;

               (xx) the Common Stock is eligible for quotation on The Nasdaq Smallcap Market;

               (xxi) all issued and outstanding shares of Common Stock and all other securities issued and sold or exchanged by the Company or its subsidiaries have been issued and sold or exchanged in compliance with all applicable state and federal securities laws and regulations;


               (xxii) the Company, the subsidiary and all of their property are in compliance with all environmental laws and the Company and the subsidiary are in full compliance with all permits, licenses and authorizations relating to environmental laws;

               (xxiii) at the Closing Date and upon payment of the consideration set forth in the Registration Statement, the Company shall have purchased all of the outstanding common stock of the subsidiary, and shall have received good title to such shares of common stock of the subsidiary , free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements and voting trusts. Each outstanding share of common stock of the subsidiary is validly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive right of shareholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant and or other right for the issuance of any share of capital stock of the subsidiary or any other security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the subsidiary, except as is properly described in the Prospectus;

               (xxiv) The conversion and/or extension of promissory notes by promissory note holders of the Company since January 1, 1996 does not result in an integration with any other offering of securities by the Company or with this offering;

               (xxv) The conversion and/or extension of promissory notes by promissory note holders of the Company since January 1, 1996 is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the securities registration requirements of any and all states which have jurisdiction over such conversion and/or extension transactions;

               (xxvi) Any distribution of recision materials, offering materials or other materials to recipients of the recision offer prior to this offering being consummated, is in compliance with applicable federal and state securities laws;

               (xxvii) Each Selling Shareholder has duly authorized, executed and delivered a Power of Attorney and Custody Agreement which constitute valid and legally binding agreements of such Selling Shareholder in accordance with their terms, except as enforceability of the same may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally;

               (xxviii) This Agreement has been duly and validly executed and delivered by or on behalf of each Selling Shareholder and constitutes the valid and legally binding agreement of each Selling Shareholder in accordance with its terms, except as enforceability of the same may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liability arising under federal or state securities laws or under common law, as to which no opinion need be expressed;

               (xxix) Based solely upon representations which such counsel has obtained from the Selling Shareholders (as to which nothing has come to the attention of such counsel which has caused such counsel to believe such representations are untrue) and the examination of the certificates representing the Common Stock and, assuming that the Underwriters are good faith purchasers of the Common Stock for value without notice, the Underwriters will be the owners of such Common Stock, free and clear of any claims, liens, encumbrances and security interests whatsoever;

               (xxx) To the best knowledge of such counsel, all authorizations, orders and consents necessary for the execution and delivery by each Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement have been duly and validly given, and each Selling Shareholder has full legal rights, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver to the Underwriters the number of shares of Common Stock to be sold by such Selling Shareholder hereunder; and

               (xxxi) The performance of this Agreement and the consummation of the transaction contemplated hereby and by the Power of Attorney and the Custody Agreement will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, any indenture, mortgage, trust (constructive or other), loan agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, any statute, or any judgment, decree, order, rule or regulation known to such counsel of any court or governmental agency or body applicable to such Selling Shareholder.

Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, the independent public accountants of the Company and the subsidiary, the Representatives and counsel to the Representatives, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently and does not assume any responsibility for factual statements contained in the Registration Statement and Prospectus (except as otherwise expressly set forth herein), on the basis of the foregoing they have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except such counsel need express no view as to the financial statements and notes thereto, schedules and reports thereon, and other financial data included in the Registration Statement or Prospectus).

In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates or opinions of responsible officers of the Company and public officials, and may limit its opinions to the laws of the United States of America and the States of Colorado and Delaware, as appropriate.

References to the Registration Statement and the Prospectus in this paragraph
(b) shall include any amendment or supplement thereto at the date of such opinion.

          (c) At the Firm Closing Date, you shall have received the favorable opinion of Haligman & Lottner, P.C., telecommunications counsel for the Company, dated the date of delivery, addressed to you, and in form and scope satisfactory to your counsel, to the effect that:

               i. Each of the Company and its subsidiary is in compliance in all material respects with all applicable telecommunications-related rules and regulations of the United States and their respective state of incorporation, compliance with which is necessary to their business as currently conducted, including with respect to rules, regulations and tariffs promulgated by the Federal Communications Commission;

               ii. To the best knowledge of such counsel after review of the Company's and the subsidiary's operations, each of the Company and its subsidiary is in compliance in all material respects with applicable telecommunications-related rules and regulations of foreign countries in which the Company and its subsidiary currently operate, including specifically the countries of Argentina, Brazil, Italy, Lebanon, South Africa and South Korea;

               iii. The statements of international or federal law or regulations contained under the captions "Risk Factors" and "Business
          - Regulation" and other references in the Registration Statement and Prospectus to telecommunications regulatory matters (collectively, the "Regulatory Portion") are, in all material respects, correct and accurate statements or summaries of applicable international, federal and state law and regulation, subject to the qualifications set forth therein; and

               iv. The Regulatory Portion of the Registration Statement and the Prospectus, at the time the Registration Statement became effective and at the Firm Closing Date, did not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) The Representatives shall have received from Stockman Kast Ryan & Scruggs, P.C. and Richard A. Eisner & Company, LLP, letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) they are independent accountants with respect to the Company and its subsidiary, respectively, within the meaning of the Act and the applicable rules and regulations thereunder;

               (ii) in their opinion, the audited financial statements and the as adjusted financial data examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iii) on the basis of carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and its subsidiary, and inquiries of certain officials of the Company and its subsidiary who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or total debt of the Company and its subsidiary or any decreases in total assets or shareholders' equity of the Company and its subsidiary, in each case compared with amounts shown on the latest balance sheet included in the Registration Statement and the Prospectus, or for the period from April 30, 1997 or October 31, 1997 to such specified date there were any decreases, as compared with the same period in the prior year, in total revenue, net loss or net loss per share, respectively, of the Company and its subsidiary, except in all instances for changes, decreases or increases set forth in such letters;

               (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its subsidiary and are included in the Registration Statement and the Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and its subsidiary and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

               (v) their review of the system of internal controls of the Company and its subsidiary, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of April 30, 1997 or October 31, 1997 did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

               In the event that the letters referred to above set forth any such changes, decreases or increases which, in the reasonable discretion of the Representatives, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of the Underwriters that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary.

               References to the Registration Statement and the Prospectus in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto by the date of such letter.

          (e) The Representatives shall have received a certificate, dated the Firm Closing Date, of Ronald P. Erickson, Robert A. Spade and Patrick R. Scanlon, in their capacities as Chairman of the Board, Chief Executive Officer and President, respectively, of the Company to the effect that:

               (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the best of the Company's knowledge, threatened or are contemplated by the Commission; and

               (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor its subsidiary has sustained any loss or interference with their respective businesses or properties having or resulting in a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any event, circumstance, or development that results in, or that the Company reasonably believes will result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

          (f) The Representatives shall have received from each officer and director of the Company and the persons and entities listed in Schedule 3 an agreement to the effect that such person or entity will not, except to the extent otherwise specifically permitted by the terms of each such person's or entity's agreement, directly or indirectly, without the prior written consent of the Representatives, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 12 months after the date of this Agreement, without the Representatives' prior written consent, which consent shall not be unreasonably withheld; provided, however, that intra-family transfers or transfers to trust for estate planning purposes shall not be so restricted.

          (g) On or before the Firm Closing Date, the Representatives and their counsel shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

          (h) Upon consummation of the offering of the Securities, the Securities shall have approved for trading, on notice of issuance, on the Nasdaq SmallCap Market.

          (i) The Representatives shall have received an opinion, dated the Firm Closing Date, of Berliner Zisser Walter & Gallegos, P.C., counsel for the Representatives, with respect to the issuance and sale of the Firm Securities, the Registration Statement and Prospectus, and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (j) The Company shall have executed and delivered a Warrant Agreement in a form satisfactory to the Representatives (the "Warrant Agreement"), and there shall have been tendered to the Representatives all of the Representatives' Warrants described in Section 6(n) hereof to be purchased by the Representatives on the Closing Date.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Representatives. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Representatives shall reasonably request.

     The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

     9.   INDEMNIFICATION AND CONTRIBUTION.
          --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter, its counsel, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder, against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any breach by the Company of its representations or warranties set forth in Section 2(a) and (b) of this Agreement;

               (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application");

               (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, or the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

               (iv) any untrue statement or alleged untrue statement of any material fact made by the Company or prepared at its direction and contained in any audio, visual, electronic or electronically transmitted materials produced by the Company or at its direction and used in connection with the marketing of the Securities, including without limitation, slides, videos, films, Internet presentations, tape recordings, and, such party or parties, as the case may be, will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action;

provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and provided, further, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 6(d) and (e) of this Agreement. The Company shall not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

     In addition to its other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this
Section 9(a), it will reimburse the Representatives and each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Representatives or Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Representatives and the Underwriters shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Representatives and Underwriters within 45 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

               (b) The Selling Shareholders shall indemnify and hold harmless the Company, each Underwriter, and each person, if any, who controls the Company and each Underwriter within the meaning of the Act or the Exchange Act, and all officers, directors, employers, agents and counsel of the Company and each Underwriter against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any untrue statements or alleged untrue statements of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any application or other document (in this Section 9 collectively called "application") executed by the Selling Shareholders and based upon written information furnished by or on behalf of the Selling Shareholders filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or the NASD, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to the Selling Shareholders or any Underwriter through the Representative expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof. This indemnity agreement will be in addition to any liability the Selling Shareholders may otherwise have.

               (c) Each Underwriter, severally and not jointly, will indemnify hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person of the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application; (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein; or (iii) any use of the access code for the "NetRoadshow" by other than qualified investors, registered broker-dealers or investment advisors which results in action taken against the Company and/or the Selling Shareholders by such third party obtaining access to the "NetRoadshow"; provided, however, the Underwriter responsible for distributing such access code to other than a qualified investor shall be the sole party responsible to the Company and the Selling Shareholders in connection therewith. The Representatives shall not, without the prior written consent of the Company and each such named Selling Shareholder, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company or any person who controls the Company within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Company, such controlling persons and each such named Selling Shareholder from all liability arising out of such claim, action, suit or proceeding. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent that the indemnifying party demonstrates it has been irreparably prejudiced by such failure to receive notice.

          (e) In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded or shall have been advised by its counsel that there may be one or more legal defenses available to it and/or other indemnified parties that conflict with those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (f) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or by the Underwriters on the other hand, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Selling Shareholders and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (f). Notwithstanding any other provision of this paragraph (f), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and as between themselves, contributions among Underwriters shall be governed by the provisions of the Representatives' Agreement Among Underwriters. For the purposes of this paragraph 9(f), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder, shall have the same rights to contribution as the Company.

     10.  DEFAULT OF UNDERWRITERS.  If one or more Underwriters default in their
          -----------------------
obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, then the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 11 hereof. In the event of any default by one or more Underwriters as described in this Section 10, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 4 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

     11.  SURVIVAL.  The respective representations, warranties, agreements,
          --------
covenants, indemnities and other statements of the Company, its officers, the Selling Shareholders and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Selling Shareholder, any Underwriter or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     12.  TERMINATION.
          -----------

          (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representatives by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or, such Option Closing Date, respectively,

               (i) after the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective adverse change in or affecting particularly the business, properties, condition (financial or otherwise), results of operations or prospects of the Company, whether or not arising in the ordinary course of business, occurs which would, in the Representatives' sole judgment, make the offering or the delivery of the Securities impracticable or inadvisable;

               (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq SmallCap Market or minimum or maximum prices shall have been established on the Nasdaq SmallCap Market;

               (iii) a banking moratorium shall have been declared by New York or United States authorities; or

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          (b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in
     Section 11 hereof.

     13.  INFORMATION SUPPLIED BY UNDERWRITERS.  The statements set forth in (a)
          ------------------------------------
the last paragraph on the front cover page of any Preliminary Prospectus or the Prospectus, (b) under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus and (c) on page 2 in any Preliminary Prospectus or the Prospectus pertaining to stabilization (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representatives to the Company and the selling Shareholders for the purposes of Section 9 hereof. The Underwriters confirm that such statements (to such extent) are correct.

     14.  NOTICES.  All communications hereunder shall be in writing and, if
          -------
sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715, with a copy to Cohig & Associates, Inc., 6300 South Syracuse Way, Suite 400, Englewood, Colorado
80111, and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 8 South Nevada Avenue, Suite 200, Colorado Springs, Colorado 80903, Attention: Chief Executive Officer.

     15.  SUCCESSORS.  This Agreement shall inure to the benefit of and shall be
          ----------
binding upon the several Underwriters, the Selling Shareholders, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (b) the indemnities of the Underwriters contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

     16.  APPLICABLE LAW.  The validity and interpretation of this Agreement,
          --------------
and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any provisions relating to conflicts of laws.


     17.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  All judicial
          ----------------------------------------------
proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of California, and by execution and delivery of this Agreement, the Company accepts for itself and in connection with its subsidiaries and properties, and the Selling Shareholders accept, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any defense of forum non conveniens and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement. The Company and the Selling Shareholders designate and appoint Robert
A. Spade and such other persons as may hereafter be selected by the Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company and the Selling Shareholders to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at its address provided in Section 14 hereof; provided, however, that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company and the Selling Shareholders refuses to accept service, the Company and the Selling Shareholders hereby agree that service of process sufficient for personal jurisdiction in any action against the Company and/or the Selling Shareholders in the State of California may be made by registered or certified mail, return receipt requested, to the Company at its address provided in Section 14 hereof, and the Company and the Selling Shareholders hereby acknowledge that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Underwriter to bring proceedings against the Company and/or the Selling Shareholders in the courts of any other jurisdiction.

     18.  NO RULE OF CONSTRUCTION.  The parties acknowledge that this Agreement
          -----------------------
was initially prepared by the Representatives, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     19.  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, each of the Selling Shareholders and each of the several Underwriters.

                         Very truly yours,

                         COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.


                         By: ____________________________________________
                               Robert A. Spade, Chief Executive Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


CRUTTENDEN ROTH INCORPORATED              EACH OF THE SELLING SHAREHOLDERS


By: _________________________________     By: _________________________________
    Name:  __________________________                Attorney-in-fact
    Title: __________________________

For themselves and as Representatives.

RWW\IASG\UA.498

                                  SCHEDULE 1

                                 UNDERWRITERS



                                                           NUMBER OF
                                                        FIRM SECURITIES
UNDERWRITERS                                            TO BE PURCHASED
------------                                            ---------------

Cruttenden Roth Incorporated........................        _________

John G. Kinnard and Company, Incorporated...........        _________

Kaufman Bros., L.P. ................................        _________


   Total............................................
                                                            =========

                                  SCHEDULE 2

                                  SUBSIDIARY



Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

International Telephone Company                               Delaware

                                  SCHEDULE 3

              PERSONS AND ENTITIES SUBJECT TO LOCK-UP AGREEMENTS


                                     Name
                   ----------------------------------------